                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -------------------


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: January 29, 1998


                   CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
                 (Exact name of registrant as specified in charter)



                   New York         1-1217         13-5009340
                  (State of     (Commission     (I.R.S. Employer
               Incorporation)   File Number)   Identification No.)



                       4 Irving Place, New York, NY 10003
                    (Address of principal executive offices)


                   Registrant's telephone number: (212) 460-4600

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS


     On January 29, 1998, the Company entered into (i) an underwriting agreement with Salomon Brothers Inc for the sale of $180 million aggregate principal amount of the Company's 6 1/4% Debentures, Series 1998 A (the "1998 A Debentures") and (ii) an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated for the sale of $105 million aggregate principal amount of the Company's 7.10% Debentures, Series 1998 B (the "1998 B Debentures" together with the 1998 A Debentures, the "Debentures"). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No.333-39603, declared effective November 7, 1997) relating to $330 million aggregate principal amount of unsecured debt securities of the Company, of which $5 million has been sold in a previous offering of debt securities. Copies of the underwriting agreement and the definitive form of the Debentures are filed as exhibits to this report.

      It is expected that the net proceeds to be received by the Company from the sale of the Debentures, along with other funds of the Company, will be applied to redeem $100,885,000 aggregate principal amount of 7 1/8% Electric Facilities Revenue Bonds, Series 1987 A (due March 15, 2022) that the Company issued through New York State Energy Research and Development Authority; $75 million aggregate principal amount of the Company's 7 3/8% Debentures, Series 1992 E (due September 1, 2005) and $100 million aggregate principal amount of the Company's 8.05% Debentures, Series 1992 F (due December 15, 2027).



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

      See  Index to Exhibits.

                                    SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC.



                                    By:   Robert P. Stelben
                                          Robert P. Stelben
                                          Vice President and Treasurer



DATE:  January 29, 1998

                                Index to Exhibits

                                                      Sequential Page
                                                      Number at which
Exhibit                 Description                   Exhibit Begins

    1.1           Underwriting Agreement relating
                  to Series 1998 A Debentures.

    1.2           Underwriting Agreement relating
                  to Series 1998 B Debentures.

    4.1           Form of Series 1998 A Debenture.

    4.2           Form of Series 1998 B Debenture.